UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-21055 (Commission File Number)	84-1291044 (I.R.S. Employer Identification No.)

9197 S. Peoria Street, Englewood, Colorado 80112
(Address of principal executive offices, including Zip Code)

Telephone Number: (303) 397-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2005, the Compensation Committee of the Board of Directors of TeleTech Holdings, Inc. (the “Registrant”) determined the recommended annual cash bonus awards to be made to executive officers of the Registrant for fiscal year 2004.

The awards were approved pursuant to the Registrant’s Management Incentive Plan (“MIP”) which is a performance based bonus plan based upon Registrant’s profitability.

The awards earned in 2004, which will be paid out in March 2005, are as follows:

Name	Cash Bonus

Dennis J. Lacey	$ 300,000
Sharon A. O’Leary	$ 125,000
John Simon	$ 200,000
Gregory Hopkins	$ 100,000

In addition, on March 10, 2005, the Compensation Committee of the Board of Directors approved the Registrant’s Long Term Incentive Plan “(LTIP”) which creates a performance based cash incentive pool available for distribution in 2008 upon completion of audited financial statements for 2007 for which the minimum threshold for funding is $1.6 billion in revenue at eight percent (8%) company wide EBIT at the end of 2007. A maximum of thirty key executives who are designated by the Chief Executive Officer are eligible to participate in this plan.

The Registrant will provide additional information regarding the compensation of its executive officers and the LTIP in its Proxy Statement for the 2005 Annual Meeting of Shareholders, which will be filed in April 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 10, 2005, Dr. George Heilmeier, provided TeleTech Holdings, Inc. (the “Company’) with notice of his intention to retire from the Board of Directors of the Company and therefore, not to stand for reelection at the 2005 Annual Meeting of Stockholders.

Dr. Heilmeier indicated to the Company that his decision to retire is based solely on personal reasons and not due to any disagreement with the Company or concerns relating to the Company’s operations, policies or practices.

The Company hereby incorporates by reference the press release dated March 16, 2005 announcing Dr. Heilmeier’s retirement attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(C)                    99.1 Press Release issued by TeleTech on March 16, 2005

     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
By: /s/ Kenneth D. Tuchman

KENNETH D. TUCHMAN
Chief Executive Officer

Dated: March 16, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release Issued by TeleTech on March 16, 2005 announcing Dr. Heilmeier’s retirement attached hereto as Exhibit 99.1